Exhibit 99.01

Contact: Tim Gallaher

(Investor Relations)

952-591-3840

ir@moneygram.com

MoneyGram International, Inc. Comments on Letter from Euronet

MINNEAPOLIS, December 13, 2007 – MoneyGram International, Inc. (NYSE:MGI) confirmed today that it has received an unsolicited letter from Euronet Worldwide (NASDAQ:EEFT), proposing a business combination between MoneyGram and Euronet in which MoneyGram shareholders would receive shares of Euronet common stock at a fixed exchange ratio of 0.6179 shares of Euronet common stock in exchange for each MoneyGram share. This ratio would represent approximately $20.00 per MoneyGram share based on the closing price of Euronet shares on the December 4 date of that letter but would represent approximately $16.75 per MoneyGram share as of the trading price of Euronet shares at noon ET today. The proposal was explicitly conditioned on Euronet having had the ability to conduct a due diligence review, and suggested that the two companies enter into a confidentiality agreement so that each could conduct due diligence and discussions could begin.

After review of the letter with the MoneyGram board, MoneyGram sent a letter to Euronet on December 11, 2007 indicating that MoneyGram would be willing to meet to discuss Euronet’s proposal, subject to the execution of a mutual confidentiality and standstill agreement. On December 12, 2007, MoneyGram received a communication from Euronet stating that Euronet is not prepared to pursue discussions with MoneyGram on that basis.

As previously announced, during the third quarter of 2007, MoneyGram’s Board of Directors authorized hiring JP Morgan to complete a strategic review of MoneyGram’s Payment Systems business. The Payment Systems business includes official check outsourcing services, money orders sold through financial institutions and controlled disbursement processing services. The strategic review includes all aspects of the Payment Systems business, including the portfolio strategy and capital implications. While no final determinations have been made as to the strategic review, the Company is currently in discussions with certain potential investors regarding financing alternatives. No assurances can be given that any financing alternative will be agreed upon or consummated.

MoneyGram has not yet concluded its valuation of its securities portfolio as of November 30, 2007. As previously disclosed, MoneyGram’s comments regarding its financial results for the full year 2007 are subject to risks including the risk of additional material changes in the market value of securities and/or permanent impairments of portfolio securities. As a result, investors should not expect that MoneyGram’s financial results will be consistent with its previously announced 2007 outlook.

About MoneyGram International, Inc.
MoneyGram International, Inc. is a leading global payment services company and S&P MidCap 400 company.  The company’s major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers.  MoneyGram is a New York Stock Exchange listed company, with $1.16 billion in revenue in 2006 and approximately 138,000 global money transfer agent locations in 170 countries and territories.  For more information, visit the company’s website at www.moneygram.com.

Cautionary Information Regarding Forward-Looking Statements

The statements contained in this press release regarding the business of MoneyGram International, Inc. that are not historical facts are forward-looking statements and are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances due to a number of factors, including, but not limited to: (a) loss of a key customer or inability to maintain our network in our Global Funds Transfer segment; (b) additional material changes in the market value of securities we hold and/or permanent impairments of portfolio securities; (c) outcome of the strategic review of the Payment Systems segment and the ability to continue to effectively operate the segment during and after the review; (d) ability to maintain sufficient capital and unrestricted assets; (e) risk of further downgrade in our credit ratings which could affect our cost of funds; (f) ability to manage credit risk related to our investment portfolio and our use of derivatives; (g) unexpected liquidity or capital needs and our ability to secure additional sources of capital; (h) ability to successfully develop and timely introduce new and enhanced products and services; (i) ability to protect and defend the intellectual property rights related to our existing and any new or enhanced products and services; (j) failure to continue to compete effectively; (k) our and our agents’ ability to comply with U.S and International regulatory requirements; (l) conducting money transfer transactions through agents in regions that are politically volatile and/or in a limited number of cases, subject to certain OFAC restrictions; (m) ability to manage security risks related to our electronic processing and transmission of confidential customer information; (n) ability to process and settle transactions accurately and the efficient and uninterrupted operation of our computer network systems and data centers; (o) ability to manage credit and fraud risks from our retail agents; (p) ability to manage reputational damage to our brand due to fraudulent or other unintended use of our services; (q) litigation or investigations of us or our agents that could result in material settlements, fines or penalties; (r) fluctuations in interest rates; (s) ability to manage risks related to opening of new retail locations and acquisition of businesses; (t) material slow down or complete disruption in international migration patterns; (u) ability for us or our agents to maintain adequate banking relationships; (v) ability to manage risks associated with our international sales and operations; (w) ability to maintain effective internal controls; (x) possible delay or prevention of an acquisition of our company which could inhibit a stockholder’s ability to receive a premium on their investment from a possible sale of our company due to provisions contained in our charter documents, our rights plan and Delaware law; and (y) other factors more fully discussed in MoneyGram’s filings with the Securities and Exchange Commission. Actual results may differ materially from historical and anticipated results.  These forward-looking statements speak only as of the date on which such statements are made, and MoneyGram undertakes no obligation to update such statements to reflect events or circumstances arising after such date.